Exhibit 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
September 9, 2015
Main Tel (312) 782-0600
Main Fax (312) 701-7711
Discover Funding LLC	www.mayerbrown.com
12 Read’s Way
New Castle, Delaware 19720

Re:	Discover Funding LLC, Discover Card Execution Note Trust, DiscoverSeries Notes

Registration Statement on Form SF-3

We have acted as special counsel for Discover Funding LLC, a Delaware limited liability company (“Discover Funding”), and Discover Card Execution Note Trust (the “Note Issuance Trust”), in connection with the issuance of asset-backed notes secured by a beneficial interest in a pool of receivables arising under certain revolving credit card accounts (the “Notes”). The term “Notes” shall include any additional amounts of such securities registered by the Note Issuance Trust pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) in connection with the offering contemplated by the Registration Statement. The Notes of a particular class or tranche will be issued pursuant to an Indenture, an Indenture Supplement and a Terms Document, each between the Note Issuance Trust, as Issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), a form of each of which is filed as an exhibit to the Registration Statement, as amended, on Form SF-3, filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), together with a form of prospectus (the “Prospectus”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

We have examined an executed copy of the above captioned Registration Statement, the forms and executed documents filed as exhibits to, or incorporated by reference into, the Registration Statement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”). We are familiar with the proceedings taken by Discover Funding in connection with the authorization of the issuance and sale of the Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

We are opining herein as to the effect on the subject transactions of only United States federal law, the laws of the State of New York (excluding any municipal laws), the banking laws of the State of Delaware and the Delaware Statutory Trust Act and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Discover Funding LLC

Discover Card Execution Note Trust

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Tranches created as described in the Registration Statement and that the Notes will, at Discover Funding’s direction, be sold by the Note Issuance Trust for reasonably equivalent consideration.

In rendering the opinions set forth herein, we have relied upon and assumed:

A.	The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, and the legal competence and capacity of all natural persons;

B.	The truth and accuracy of all certificates and representations, writings and records reviewed by us and referred to above, including the representations and warranties made in the Transaction Documents, in each case with respect to the factual matters set forth therein;

C.	The Indenture and Indenture Supplement with respect to the DiscoverSeries Notes and the Terms Document with respect to each class or tranche of Notes that is executed and delivered will be in substantially the form we have examined, the transactions contemplated to occur under such document do in fact occur in accordance with the terms thereof and the Notes will be sold as described in the Registration Statement; and

D.	There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Transaction Documents.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Notes are in proper form, and when executed, authenticated and delivered as specified in the Indenture and delivered against the payment of consideration specified in an underwriting agreement between the Note Issuance Trust, Discover Funding and the applicable underwriter for a class or tranche of Notes will be legal and binding obligations of the Note Issuance Trust, enforceable against the Note Issuance Trust in accordance with their terms.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

MAYER BROWN LLP

Discover Funding LLC

Discover Card Execution Note Trust

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP